EXHIBIT 10.64

                            BIG BASIN PETROLEUM, LLC
                                  P.O. BOX 1581
                             GILLETTE, WYOMING 82717
                            307-685-4210 - TELEPHONE


                                 April 12, 2002



U.S. ENERGY CORP.                   AND              ROCKY MOUNTAIN GAS, INC.
ATTN: KEITH LARSEN                                   ATTN: PETE SCHOONMAKER
877 North 8th West                                   1 Alger St. Suite 206
Riverton, WY 82501                                   Sheridan, WY  82801

     Re: PURCHASE AND SALE AGREEMENT - BOBCAT CBM PROJECT - CAMPBELL COUNTY, WYOMING

Gentlemen:

     This letter, when executed by you, will represent the Agreement, subject to the terms and conditions set forth herein, whereby Big Basin Petroleum, LLC (the "Seller") will sell, assign and convey, or cause to be sold, assigned and conveyed, to U.S. Energy Corp. and Rocky Mountain Gas, Inc. (herein the "Buyer") for the consideration stated below, all oil and gas interests in certain properties located in Campbell County, Wyoming as defined in Article 1.02 below.



                           PURCHASE AND SALE AGREEMENT
                                   ARTICLE I.


     1.01 PURCHASE AND SALE. Seller agrees to sell and convey and Buyer agrees to purchase and pay for the Property (as defined in Article 1.02 below), subject to the terms and conditions of this Agreement.

     1.02 PROPERTY. All of the following shall be called the "Property":



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U.S. ENERGY CORP.
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          a) All of Seller's working interest in and to the entire estate created by the Leases described in Exhibit "A", and all NPDES discharge permits, State Engineer permits, contracts, reservoir permits, Surface Use Agreements, Access Agreements and rights on or covering the lands subject to the Leases described on Exhibit "A" and the coalbed methane wells described on Exhibit "A" (subject to the provisions of Article 4.01, below), and

          b) All of Seller's interest in and to all of the personal property, fixtures and improvements thereon, appurtenant thereto or used or obtained in connection with the land and wells described in Exhibit "A", or with the production, treatment, compression, sale or disposal of hydrocarbons or water produced there from or attributable thereto and all other appurtenances thereunto belonging.


     1.03 EFFECTIVE TIME. The purchase and sale of the Property shall be effective for all purposes as of May 1, 2002, at 7:00 A.M. local time (herein called the "Effective Time"), unless Closing does not occur in May, 2002, in which case the Effective Time shall be the first day of the month in which a Closing takes place.

     1.04 LEASE SCHEDULE. On or before April 18, 2002, Seller shall provide Buyer with a Lease Schedule in the form of Exhibit "A", showing the gross and net acres covered by all leases and the Seller's net revenue interest in the leases.



                                   ARTICLE II.
                                 PURCHASE PRICE

     2.01 PURCHASE PRICE. The purchase price for the Property shall be $1,300,000 (herein called the "Purchase Price"), which shall be paid as set forth in Article 2.02 below.


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U.S. ENERGY CORP.
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     2.02 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:


          a) Buyer shall pay the Seller the sum of $200,000 upon execution of this Agreement (which is refundable only in accordance with Article 3.04, below), by company check, receipt whereof is hereby acknowledged.

          b) The sum of $800,000 by cashier's check or wire transfer at Closing; and

          c) The balance of $300,000 shall be paid by issuance of 75,000 shares of common stock of U.S. Energy Corp. (NASDEQ:USEG) restricted as to transfer, valued at $300,000. A private placement memorandum will be provided to Seller from U.S. Energy Corp., and Seller agrees to execute an investment letter and to accept the stock for investment purposes only.

          After expiration of any holding period as required by Rule 144 of the rules and regulations of the Securities and Exchange Commission, Buyer shall assist and consent to the Seller's sale of shares of common stock of U.S. Energy Corp. in the public markets.


                                  ARTICLE III.
                              ADDITIONAL AGREEMENTS

     3.01 TITLE PROCEDURE. Seller shall promptly, within three (3) business days of Seller accepting this offer, make available to the Buyer, at the office of the Buyer, true and complete copies of all of the Seller's title information concerning the Property, including (i) copies of the Leases, contracts, easements and other agreements respecting the Property; (ii) copies of all Opinions of Title, landman reports or other certificates of title to the Property; (iii) all letters or other documents establishing any adverse claim to title to any of the Property; (iv) and other information concerning title to the Property available to the Seller. Buyer shall then undertake such title examination as it deems prudent at its sole further cost and expense. Seller agrees to authorize Thomas

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U.S. ENERGY CORP.
April 12, 2002
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S. Throne, attorney at law, of Sheridan, Wyoming, to prepare an updated Title
Opinion for Buyer and Throne is authorized to assign the rights to the original Title Opinion on the Property to Buyer.

     3.02 WITHDRAWAL BY BUYER. The Buyer may withdraw from this Purchase and Sale Agreement at any time prior to May 7, 2002, if in the reasonable opinion of Buyer or its counsel, Seller does not have good and merchantable title to the Property. In the case that Buyer reasonably determines that the Seller does not have good and merchantable title to the Property, then Buyer may, at its election, withdraw from this Agreement by giving written notice to the Seller of its intent to withdraw, specifying the reason for such withdrawal.

     3.03 CASUALTY LOSS. If, prior to the Closing, all or any portion of the Property shall be destroyed by fire or other casualty, Seller may, at its option and its expense, restore or replace such destroyed portion prior to Closing. If such restoration or replacement cannot be effectuated prior to Closing, if Seller does not choose to undertake such effort, or if any portion of the Property shall be taken in condemnation or under the right imminent domain or if proceedings for such purpose shall be pending or threatened, Buyer may elect to terminate this Agreement and Seller will refund Buyer's down payment referred to in Article 2.02a under the terms outlined in Article 3.05(iv). If Buyer shall so elect, neither party shall have any further obligation to the other hereunder. If not so terminated, this Agreement shall remain in full force and effect.

     3.04 DATA PROVIDED Prior to the signing of this agreement the Seller provided Buyer with daily gas production and sales information from the properties. Seller represents and warrants that this information is correct within a tolerance of 10%. Buyer will have until May 6, 2002 to verify this information. If the Buyer justly gives written notice to Seller and provides evidence the numbers are not within the 10% tolerance, the $200,000 down payment will be refundable under the terms of 3.05 (iv) described below.

     3.05 REFUND OF DOWN PAYMENT AND TERMINATION OF AGREEMENT. The down payment set forth in Article 2.02.a., above shall be refundable upon:


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     (i)  withdrawal if allowed under Article 3.02, above, or the Agreement is terminated as allowed by Article 3.03, above; or

     (ii) the net mineral acres identified on the Lease Schedule identified as Exhibit "A" described in Article 1.04 shall be determined on or before May 6, 2002, to be 10%, or more, less than stated in such Lease Schedule; or

     (iii) the net revenue interests as identified on the Lease Schedule described in Article 1.04 shall be determined to be, on or before May 6, 2002, 1%, or more, less than the amount as represented on the Lease Schedule as to 10% or more of the leases identified on the Lease Schedule.

     (iv) If Seller is unable to refund the down payment of $200,000 per the terms listed above in Article 2.02 and Article 3.04 per the terms and conditions contained herein, at the time of termination of this Agreement, Seller will assign to Buyer a production payment of 50% of the net revenue interest in the Property owned by the Seller until such time as the buyer has recovered the $200,000 in full, together with interest accruing at a rate of 10% per annum.

          Provided, however, that in the event Buyer determines any of the foregoing failures of title exist, Buyer shall give written notice thereof to the Seller on or before May 6, 2002, and Buyer shall thereby be entitled to a refund of the sum described in Article 2.02.a. and this Agreement shall then be terminated.



     ARTICLE IV. PROPERTY INTEREST TO BE CONVEYED

     4.01 RESERVED OVERRIDING ROYALTY. To the extent that the Seller's interest in and to any of the Oil and Gas Leases described on Exhibit "A", attached, exceed an eighty percent (80%) net revenue interest, the Seller shall reserve the difference between the existing royalty and overriding royalty burdens on any such Oil and Gas Lease and eighty percent (80%) as an overriding royalty to be retained by the Seller free and clear of costs of production.

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     4.02 NO WARRANTIES. At Closing, Seller shall make, execute and deliver its
Assignments and Bill(s) of Sale to the Property without warranty of title express or implied, but specifically warranting only against claims by, through or under the Seller, but not otherwise. All of the Property shall be conveyed "as is, where is", without representation or warranty as to the condition or fitness of any such Property.

     4.03 TAXES. The parties have also agreed that at Closing all ad valorem, property, and similar taxes based upon or measured by the value of the Property are to be prorated between Seller and Buyer as of the Effective Date.

     4.04 CONDUCT OF OPERATIONS PENDING CLOSING. Prior to Closing, Seller agrees that Seller shall cause Big Basin Petroleum, LLC to (i) continue to maintain and operate the Property and related assets in the ordinary course of business and consistent with prudent operation and past practice; (ii) maintain any insurance now in force or required by law, or normally carried by a prudent owner or operator with respect to the Property and related assets; (iii) pay or cause to be paid all costs and expenses incurred before the Effective Date in connection with the development, maintenance and operation of the Property and related assets; (iv) insure that all the related assets are maintained in their present working condition; and (v) perform and comply with all of the material terms, provisions and conditions contained in the leases which constitute the Property.

     4.05 CONSENTS AND PREFERENTIAL RIGHTS. Seller represents that at or prior to Closing all material consents, and approvals of all persons required to permit the transfer of the Property and the consummation of the transactions contemplated hereby and which consents or approvals, if not received, could have a material adverse effect shall have been obtained, and all preferential purchase rights to any portion of the Property shall have been waived, or the time period for their exercise shall have expired without such exercise.

     4.06 REPRESENTATIONS AND WARRANTIES OF SELLER.

     (a) Except for those issues that will be settled at or prior to Closing there is no suit, action, claim, investigation, arbitration, administrative proceeding, or inquiry by any person or entity or by any administrative agency or governmental body pending, or, to Seller's


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          knowledge, threatened against Seller which has or may materially and adversely affect its ability to consummate the transactions contemplated hereby.
     (b) As of the Closing, Seller will not be in default under any material agreement or material obligation to which Seller is a party or by which Seller, the Property, or the related assets may be bound;
     (c) As of the Closing there will be no suit, action, claim, investigation, arbitration, administrative proceeding, or inquiry of any kind or nature, by any person or entity or by any administrative agency or governmental body pending or, to the knowledge of Seller, threatened, against Seller or any third party (except for matters to be cleared at closing. Seller is not in default) which: (1) has materially and/or adversely affected or which would, or if decided against Seller, have a material and adverse effect on the Property or the related assets or the Buyer's right to receive proceeds from the production and sale of oil and gas produced there from, or (2) relates to any generation, treatment, storage, recycling, transportation, or disposal of any hazardous material, hazardous waste, hazardous waste constituent, hazardous or toxic substance, radioactive material, flammable explosive, contaminant, pollutant, or any other substance dangerous to health, safety, or the environment (herein referred to as "HAZARDOUS MATERIALS"); (
     d) To the knowledge of Seller, all laws, regulations, and orders of all governmental agencies that have jurisdiction over the Property and related assets have been complied with in all material respects;
     (e) Seller has done no act or thing whereby any of its interest in and to the Property and related assets attributable thereto may be canceled and the Property and related assets attributable thereto are now, or will be at the Closing Date free and clear of all liens, encumbrances, adverse claims, demands, and royalties or other interests created by, through, or under Seller.
     (f) Seller has not entered into ay contract or other agreement to deliver oil or gas produced from the Property at some future time, including any contract for the sale of oil or gas, any contract containing a "take or pay" or similar provision or any contract providing for a production payment, other than what may be provided for herein. Except for

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          contracts listed on Exhibit "A", Seller has not entered into any contracts.

     (g) Seller has paid all ad valorem, property, production, severance, excise, and similar taxes and assessments based or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds there from on the Property which have become due and payable prior to the Effective Date.

     (h) The oil and gas leases described in Exhibit "A": (1) are in full force and effect; (ii) are current with respect to payments or sums owed;
          (iii) Seller, to its knowledge, is not in default and no events have occurred, which, with the giving of notice or the passage of time, or both, could cause an event of default;



                                   ARTICLE V.
                                     CLOSING

     5.01 DATE OF CLOSING. Subject to the conditions stated in this Agreement, the consummation of the transaction contemplated hereby (herein called the "Closing") shall be held on May 27, 2002, or as provided in Article 5.02 below.

     5.02 EXTENSION OF CLOSING. At the sole option of Buyer, the Closing may be extended a maximum of four (4) weeks from May 27, 2002, provided, however, that Buyer pays Seller, by cashier's check or wire transfer, the non-refundable sum of $50,000 per week, such payments to become credits against the balance due at Closing. Such weekly fee to be paid, if at all, $50,000 on or before May 24, 2002; May 31, 2002; June 7, 2002 and June 14, 2002. Time shall be the essence of this Article 5.02 and the weekly payment shall have been received by Seller on or before the dates stated.

     5.03 PLACE OF CLOSING. The Closing shall be held at the offices of the Seller's counsel located at 50 East Loucks Street, Sheridan, Wyoming, or at such other place as the parties may mutually agree upon.

     5.04 DOCUMENTS FOR CLOSING. At the Closing, the following events shall occur:

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          a) Seller shall execute, acknowledge and deliver Assignments, Bill(s)
     of Sale and Conveyances, conveying title to, or Seller's rights in and to the Property to Buyer or its assignee, in accordance with this Agreement.

          b) Seller will deliver to Buyer all properly executed change of operator forms for all of the Property described in Exhibit "A".

          c) Buyer shall deliver the cash balance of the Purchase Price to Seller by cashier's check or wire transfer payable to Seller and Buyer shall deliver a properly issued Certificate for the shares in U.S. Energy Corp. as are described in Article 2.02.c., above.

          d) A detailed list of personal property/equipment on the Bobcat Project covered by the Assignments, Bill(s) of Sale and Conveyances.


5.05 PAYMENTS AT CLOSING. At Closing, the Seller shall pay or cause to be paid all amounts due from the Seller to third parties for any and all equipment, work or services performed relating to the Property as of the Effective Time. The Property shall be conveyed at Closing free and clear of all liens and encumbrances.

5.06 REPRESENTATION BY SELLER AT CLOSING. At Closing, the Seller shall represent and warrant to the Buyer that the Property shall be conveyed free and clear of all liens and encumbrances and that all permits and rights issued to the Seller by any governmental or regulatory agency with respect to the Property shall be effective and in good standing as of the Closing.


                                   ARTICLE VI.
                            OBLIGATIONS AFTER CLOSING

     6.01     INDEMNIFICATION.

          a) Buyer shall indemnify and save and hold Seller harmless against all claims, costs, expenses, liabilities and attorney fees with respect to the Property, which have accrued or relate to times after the Effective Date, including but not limited to plugging and abandonment of all existing wells.

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          b) Seller shall indemnify and save and hold the Buyer harmless against all claims, costs, expenses, liabilities and attorney fees with respect to the Property which have accrued or relate to times prior to the Effective Date.

          c) Seller agrees that Buyer shall be entitled to receive all proceeds attributable to the Property after the Effective Date.

          d) Buyer agrees that Seller is entitled to receive all proceeds attributable to the Property prior to the Effective Date.

     6.02 SURVIVAL. The representations, warranties, covenants, agreements and indemnities including or provided in this Agreement, or in any other instrument delivered pursuant hereto, shall survive the Closing.


                                  ARTICLE VII.
                                  MISCELLANEOUS

     7.01 Except as otherwise specifically provided in this Agreement, all notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if sent by Federal Express or other overnight delivery, pre-paid, addressed as follows:

                  If to Buyer:

                           U.S. ENERGY CORP.
                           ATTN: KEITH LARSEN - PRESIDENT
                           877 North 8th West
                           Riverton, WY 82501

                                        -and-

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U.S. ENERGY CORP.
April 12, 2002
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                           ROCKY MOUNTAIN GAS, INC.
                           ATTN: PETE SCHOONMAKER - PRESIDENT
                           1 East Alger, Suite 206
                           Sheridan, WY 82801

                  If to Seller:

                           BIG BASIN PETROLEUM, LLC
                           ATTN: MATT MURPHY - MANAGING MEMBER
                           3105 East 2nd Street
                           P.O. Box 1581
                           Gillette, WY 82717

                  With copy to:

                           DAN B. RIGGS
                           Lonabaugh and Riggs
                           50 East Loucks, Street, Suite 110
                           P.O. Drawer 5059
                           Sheridan, WY 82801


                           STEVE RICHMOND
                           U. S. Energy Corp.
                           877 N. 8th West
                           Riverton, WY  82501



Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

     7.02 GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Wyoming.

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April 12, 2002
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     7.03 ENTIRE AGREEMENT. This Agreement (including the Exhibit hereto)
constitutes the entire understanding between the parties with respect to the subject matter hereof, superceding all negotiations, prior discussions and prior agreements and understandings related to such subject matter.

     7.04 TIME. Time is of the essence for performance under this Agreement.




                                       BIG BASIN PETROLEUM, LLC


                                       By:    /s/   Matt B. Murphy
                                           -------------------------------------
                                            MATT B. MURPHY - MANAGING MEMBER





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     The within and foregoing Agreement is accepted by the undersigned Buyer on the ____ day of April, 2002.

                                              U.S. ENERGY CORP.


                                       By:    /s/   Keith G. Larsen
                                           -------------------------------------
                                           KEITH G. LARSEN - PRESIDENT



                                              ROCKY MOUNTAIN GAS, INC.

                                       By:    /s/   Peter G. Schoonmaker
                                           -------------------------------------
                                           PETER G. SCHOONMAKER - PRESIDENT